VICE CHAIRMAN AGREEMENT

(Advisory / Non-Board Position)

This Vice Chairman Agreement (the “Agreement”) is made and entered into as of June 12, 2026, by and between:

AI Era Corp., a Nevada corporation (the “Company”),

and

Mark Iwanowski, an individual (the “Vice Chairman”).

1.  Position

The Company hereby appoints the Vice Chairman to serve as Vice Chairman of the Company in a non-executive, advisory capacity. This position is not a position on the Board of Directors, and the Vice

Chairman shall not be a member of the Board of Directors or an “officer” of the Company for purposes of the Securities Exchange Act of 1934, as amended, or any other applicable securities laws, rules or regulations, unless and until the Board of Directors and the Vice Chairman mutually agree in writing to appoint him to the Board or designate him as an officer at a later date. The Vice Chairman acknowledges that this role is that of an independent contractor and strategic advisor to the Chairman.

2.  Term

This Agreement shall commence on June 12, 2026 (the “Effective Date”) and shall continue for an initial term of one (1) year. Thereafter, this Agreement shall automatically renew for successive one-year periods unless either party provides written notice of non-renewal at least thirty (30) days prior to the end of the then-current term.

3.  Duties and Responsibilities

The Vice Chairman shall assist the Chairman of the Company in improving the overall performance, reputation, and strategic positioning of the Company. Without limiting the generality of the foregoing, the Vice Chairman’s responsibilities shall include:

•         Assisting the Chairman in strategic planning and execution to improve the Company’s business and operations;

•         Supporting the Company’s external image, brand positioning, and investor relations activities;

•         Helping to identify, introduce, and develop relationships with potential strategic partners, investors, and business opportunities;

•         Providing high-level advice and counsel to the Chairman on matters related to the Company’s growth,

development, and AI media initiatives.

The Vice Chairman shall perform his duties in good faith, with the care that a reasonably prudent person in a similar position would exercise under similar circumstances, and in the best interests of the Company.

The Vice Chairman shall comply with all applicable Company policies, including but not limited to the Code of Business Conduct and Ethics, Insider Trading Policy, Related Party Transaction Policy, and any disclosure and confidentiality policies, as may be adopted or amended from time to time.

The Vice Chairman shall not have authority to:

•         Enter into any contracts or binding commitments on behalf of the Company;

•         Hire, terminate, or manage any employees or consultants of the Company;

•         Approve budgets, expenditures, or financial commitments;

•         Make operational or day-to-day management decisions; or

•         Represent himself as having any authority beyond that expressly granted in this Agreement.

4.  Compensation

The Vice Chairman shall receive no cash compensation for services rendered under this Agreement. The sole compensation for services under this Agreement shall be equity compensation in the form of non-

qualified stock options (“NSOs”), as follows:

(a)  Annual Grant. On or about each anniversary of the Effective Date (or such other date as the Board of Directors or its Compensation Committee may determine), the Company shall grant the Vice Chairman NSOs having an aggregate grant date fair market value of One Hundred Fifty Thousand US Dollars (USD

$150,000). The number of shares of common stock subject to each such NSO grant shall be determined by the Board (or its Compensation Committee) in good faith using the Black-Scholes option pricing model or such other valuation methodology as the Board determines to be appropriate for the Company’s securities, taking into account the over-the-counter market and any lack of liquidity. Each annual grant shall be subject to the terms and conditions of the Company’s Equity Incentive Plan (if then in effect) and a separate Non-Qualified Stock Option Grant Agreement in the form approved by the Board.

(b)  Vesting Schedule. Each annual NSO grant shall be subject to the following vesting schedule, subject to the Vice Chairman’s continued service to the Company through each applicable vesting date:

•         Fifty percent (50%) of the NSOs subject to the grant shall vest on the six (6) month anniversary of the applicable grant date (the “Cliff Date”); and

•         The remaining fifty percent (50%) of the NSOs shall vest in equal monthly installments over the six

(6) month period immediately following the Cliff Date (i.e., a total vesting period of twelve (12) months from the grant date).

All equity grants under this Agreement are subject to the prior approval of the Board of Directors or its Compensation Committee and the execution by the Vice Chairman of the applicable Grant Agreement.

5.  Performance Incentive

In addition to the compensation set forth in Section 4, if the Vice Chairman personally introduces and successfully secures a New Client for the Company, he shall be eligible to receive additional NSOs equal to eight percent (8%) of the First-Year Revenue generated from such New Client, with the number of NSOs to be determined using the Black-Scholes model (or other Board-approved valuation methodology) based on the fair market value of the Company’s common stock on the date of grant.

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Definitions. For purposes of this Section 5:

•         “New Client” means a client or customer that (i) has not been a client or customer of the Company or any of its affiliates at any time during the twelve (12) month period immediately preceding the date of the initial introduction by the Vice Chairman, and (ii) is not a client introduced primarily by any other director, officer, employee, consultant, or agent of the Company.

•         “Personally Introduces and Successfully Secures” means that the Vice Chairman is the primary individual responsible for the initial introduction of the prospective client to the Company and that, as a direct result of such introduction, the client executes a binding written agreement with the Company for the purchase of goods or services within six (6) months of the introduction date.

•         “First-Year Revenue” means the net revenue actually recognized by the Company in accordance with

U.S. generally accepted accounting principles (GAAP) from the New Client during the twelve (12) month period commencing on the effective date of the first binding agreement between the Company and such New Client, less any returns, allowances, discounts, taxes collected and remitted, and shipping or fulfillment costs.

The additional NSOs under this Section 5 shall be granted within thirty (30) days following the end of the applicable twelve (12) month revenue period, upon written certification by the Chairman (or Chief Executive Officer, if appointed) of the amount of First-Year Revenue attributable to the New Client. Such NSOs shall be subject to the same vesting terms as set forth in Section 4(b) and the terms of the

Company’s Equity Incentive Plan and the applicable Grant Agreement. The Company reserves the right, in its sole and reasonable discretion, to determine whether a client qualifies as a “New Client” and to calculate the amount of First-Year Revenue; any such determination shall be final and binding on the parties absent manifest mathematical error.

6.  Expenses

The Company shall reimburse the Vice Chairman for all reasonable, pre-approved out-of-pocket travel, lodging, meals, and entertainment expenses incurred by the Vice Chairman in connection with the performance of his duties under this Agreement, provided that such expenses are approved in advance by the Chairman or the Chief Financial Officer (if appointed) and are supported by appropriate documentation and receipts. Reimbursement shall be made within fifteen (15) days after submission of such documentation. If any expense is denied, the Company shall provide written reasons, and the Vice Chairman may appeal the decision to the Board.

7.  Termination

Either party may terminate this Agreement at any time, with or without cause, by providing thirty (30) days’ prior written notice to the other party. Upon termination or expiration of this Agreement for any reason whatsoever:

•         Any unvested portion of any NSO grants shall be immediately forfeited and cancelled, and the shares subject thereto shall return to the Company’s option pool or be retired;

•         The Vice Chairman shall promptly return to the Company all documents, materials, equipment, access credentials, and other property belonging to the Company (including all copies and derivatives), and shall, upon request, provide written certification that he has done so;

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•         The provisions of Sections 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19 and 20 shall survive the termination or expiration of this Agreement in accordance with their terms.

Acceleration of Vesting. Notwithstanding the foregoing, in the event the Company terminates this Agreement without Cause, or upon a Change of Control, all unvested NSOs shall immediately vest.

8.  Confidentiality and Non-Competition

The Vice Chairman agrees to execute the Company’s standard Confidentiality, Non-Disclosure and Non-Competition Agreement (or such other form as the parties may mutually agree in writing) concurrently with or prior to the commencement of services under this Agreement. The non-competition period following termination or expiration of this Agreement shall be twelve (12) months, subject to the specific terms, geographic scope, and enforceability limitations set forth in such separate agreement. The Vice Chairman acknowledges that any non-competition covenant contained therein is reasonable and necessary to protect the Company’s legitimate business interests in its confidential information, customer relationships, and goodwill.

Carve-outs. The non-competition covenant shall not apply to passive investments of less than 5% in publicly traded companies or to activities unrelated to the Company’s core business.

9.  Indemnification and D&O Insurance

The Company shall indemnify and hold harmless the Vice Chairman to the fullest extent permitted by the laws of the State of Nevada and the Company’s Articles of Incorporation and Bylaws, as in effect from time to time. The Company shall use its commercially reasonable best efforts to maintain Directors and Officers (“D&O”) liability insurance that names the Vice Chairman as an additional named insured. The Company shall maintain such coverage during the term of this Agreement and for a period of not less than two (2) years following termination. The Company shall promptly notify the Vice Chairman of any lapse, reduction, or material change in such coverage.

The Company agrees to enter into a separate Indemnification Agreement with the Vice Chairman in a form reasonably satisfactory to both parties as soon as practicable following the Effective Date. The Company shall advance all reasonable legal fees and expenses incurred by the Vice Chairman in connection with any proceeding arising out of his service, subject to repayment if it is ultimately determined that he is not entitled to indemnification. The separate Indemnification Agreement shall be executed within thirty (30) days of the Effective Date.

10.  Representations and Warranties

The Vice Chairman represents and warrants to the Company that:

•         he has the full legal capacity, right, and authority to enter into this Agreement and to perform all of his obligations hereunder;

•         he is not subject to any contract, agreement, order, judgment, or other restriction that would prevent or materially interfere with the performance of his duties under this Agreement;

•         he has read, understands, and agrees to comply with all Company policies referenced in Section 3, as may be updated from time to time;

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•         he will comply with all applicable federal, state, and local laws, including U.S. securities laws and regulations, in connection with his role and any transactions in the Company’s securities.

11.  Governing Law and Venue

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles. Any legal action, suit, or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be brought exclusively in the state or federal courts located in New York County, New York, and each party hereby irrevocably submits to the personal jurisdiction and venue of such courts and waives any objection based on forum non conveniens or otherwise.

12.  Entire Agreement

This Agreement, together with any exhibits attached hereto and the Confidentiality, Non-Disclosure and Non-Competition Agreement referenced in Section 8, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, representations, warranties, promises, and agreements, whether written or oral, relating thereto.

13.  Notices

All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand; (b) when received by the addressee if sent by a nationally recognized overnight courier service; (c) on the date sent by email if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours; or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Notices shall be sent to the addresses and email addresses set forth below (or to such other address or email address as a party may designate by prior written notice to the other party):

If to the Company:

AI Era Corp.

144 Main Street

Mount Kisco, NY 10549

Attention: Chairman & President | Email: xxx@xxxxx.com

If to the Vice Chairman:

Mark Iwanowski

XXXXXXXXXXX

XXXXXXXX, CA 94070 Email: xxxxx@xxxcom

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14.  Amendment and Waiver

This Agreement may not be amended, modified, supplemented, or terminated except by a written instrument signed by authorized representatives of both parties. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the party granting the waiver. The failure of either party to enforce any right or provision of this Agreement shall not constitute a waiver of such right or provision or of any other right or provision of this Agreement.

15.  Severability

If any provision of this Agreement is held to be invalid, illegal, or unenforceable by a court of competent jurisdiction, such provision shall be modified to the minimum extent necessary to make it valid, legal, and enforceable while preserving the parties’ original intent, or if modification is not reasonably possible, such provision shall be severed from this Agreement. The remaining provisions of this Agreement shall continue in full force and effect and shall be interpreted to carry out the intent of the parties as nearly as possible.

16.  Counterparts; Electronic Signatures

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of counterparts bearing original signatures or by electronic signature (including via DocuSign, Adobe Sign, HelloSign, or any similar electronic signature platform) shall be equally effective as delivery of a manually executed counterpart of this Agreement.

17.  Relationship of the Parties

The Vice Chairman is and shall at all times remain an independent contractor and advisor to the Company. Nothing contained in this Agreement shall be construed to create a partnership, joint venture, employment relationship, or agency relationship between the parties. The Vice Chairman shall have no authority to bind the Company or to incur any obligation or liability on behalf of the Company except as expressly authorized in writing by the Chairman. The Vice Chairman shall be solely responsible for all income taxes, self-employment taxes, withholdings, social security contributions, and employee benefits applicable to him as an independent contractor.

18.  No Third-Party Beneficiaries

This Agreement is solely for the benefit of the parties hereto and their respective permitted successors and assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

19.  Dispute Resolution

Any dispute arising out of or relating to this Agreement shall first be submitted to non-binding mediation in New York County, New York. If the dispute is not resolved through mediation, it shall be submitted to binding arbitration in New York County, New York, administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules. The arbitration shall be conducted by a

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single arbitrator, and the award rendered by the arbitrator shall be final and binding upon the parties. The prevailing party in any such arbitration shall be entitled to recover its reasonable attorneys’ fees and costs from the other party.

20.  Headings

The headings and captions in this Agreement are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

21.  Further Assurances

Each party agrees to execute and deliver such further documents, agreements, and instruments and to take such further actions as may be reasonably necessary, desirable, or appropriate to carry out the provisions of this Agreement and to consummate the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

AI ERA CORP.

By: /s/ Fred Deng

Name: Fred Deng

Title: Chairman & President Date: June 12, 2026

VICE CHAIRMAN

By: /s/ Mark Jwanowski

Name: Mark Iwanowski

Date: June 12, 2026

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